Exhibit 99.1

American Ocean Minerals Corporation to Merge with Odyssey Marine Exploration, Inc., Creating a $1B U.S.-Controlled Deep-Sea Critical Minerals Platform

•	Creates one of the largest U.S.-controlled critical minerals and rare earths platforms focused on deep-sea exploration, harvesting and processing of polymetallic nodules

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Led by Chairman Tom Albanese, former Rio Tinto CEO, and CEO Mark Justh, a 30-year financial services veteran; and supported by founding investor and special advisor Mike Rowe, the founder and CEO of the mikeroweWORKS foundation, nationally recognized media figure and advocate for reindustrialization and skilled trades development

•	Diversified portfolio spanning U.S.-licensed international waters and allied sovereign waters, including two out of three exclusive licensed exploration areas in the critical mineral-rich Cook Islands

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Transaction values the combined company at a pro forma equity value of approximately $1 billion, including in excess of $230 million of total equity capital raised, of which more than $150 million is a private placement from prominent institutional and strategic investors, and $75 million is a pre-public financing to accelerate U.S. and allied supply chain independence

•	Expected to have approximately $175 million in cash at closing

•	Prior to the merger, Odyssey intends to effect a 25-for-1 reverse stock split of its common stock

•	Certain significant Odyssey shareholders, accounting for approximately 30% of shares outstanding, have entered into voting support agreements in favor of the Transaction

TAMPA, Fla., April 8, 2026 - American Ocean Minerals Corporation (“AOMC”) and Odyssey Marine Exploration, Inc. (NASDAQ: OMEX) (“Odyssey”) today announced they have entered into a definitive merger agreement to combine their businesses and create a leading deep-sea critical minerals research and resource extraction platform (the “Transaction”).

The Transaction values the combined company at approximately $1 billion and includes a private placement of over $150 million from prominent institutional and strategic investors, as well as a $75 million pre-public financing completed in February by AOMC.

Following the Transaction close, the combined company will operate as American Ocean Minerals Corporation and is expected to trade on Nasdaq under the ticker symbol “AOMC”, subject to stockholder and regulatory approvals and customary closing conditions.

Building a Leading U.S. Deep-Sea Critical Minerals Platform

The Transaction will create a scaled U.S. platform with advanced deep-sea resource and harvesting capabilities, supported by a public company infrastructure.

AOMC has secured exploration rights in one of the most sought-after areas globally and forged key partnerships designed to support an asset-light operational platform, including retrofitted vessels and proven technologies. Odyssey contributes its public platform, unique intellectual properties, diversified portfolio and more than 30 years of offshore operational experience in developing marine mineral assets.

The combined company will be led by an experienced team of global leaders in deep-sea operations, processing and capital markets, including Chairman Tom Albanese, who formerly served as CEO of Rio Tinto Group, and CEO Mark Justh, who brings decades of experience in capital markets, including former roles at JPMorgan Chase and Goldman Sachs. The team will also be supported by AOMC founding investor and special advisor Mike Rowe, the founder and CEO of the mikeroweWORKS foundation and nationally recognized media figure.

Mark Justh, Chief Executive Officer of AOMC, stated: “This transaction comes at a pivotal inflection point, as regulatory clarity, proven offshore technology, supply chain independence initiatives, improved scientific understanding of environmental impacts and mitigation, and accelerating demand for critical minerals are converging for the first time. By combining AOMC’s capital and multi-jurisdiction asset base with Odyssey’s, and with a combined team representing 300 years of deep-sea expertise, we are building a scalable platform to support a more secure and diversified critical minerals supply chain.”

Mark Gordon, Chief Executive Officer of Odyssey, said: “This transaction builds on the foundation Odyssey has established over more than three decades of offshore innovation and operations. Our experience in marine operations, project execution, and working within regulatory frameworks is directly applicable to advancing these assets. By combining Odyssey’s capability with AOMC’s capital and asset base, the combined company is positioned to move forward with a clear, execution-driven approach.”

The combined company expects to make substantial investments over the next decade designed to yield significant returns for its shareholders, the Cook Islands, the US and other important stakeholders. These investments will support completing technical programs and feasibility studies to maximize the economic value of AOMC’s vast resource endowment and implementing environmentally responsible harvesting technologies, constructing and retrofitting a fleet of harvesting vessels, developing processing operations, and building supporting infrastructure.

Advancing Multiple Regulatory Pathways for Deep Sea Exploration

AOMC is assembling a diversified dual-track portfolio across both the Cook Islands exclusive economic zone (“EEZ”), an allied jurisdiction, and U.S.-regulated international waters, including the Clarion-Clipperton Zone.

Across five secured and target areas, the combined company will have access to more than 500,000 square kilometers of prospective areas where polymetallic nodules containing nickel, cobalt, copper, and manganese are abundant. AOMC also believes the license areas in the Cook Islands are highly prospective for rare earth elements and potentially titanium.

Tom Albanese, Chairman of AOMC, said: “AOMC will be positioned to be a reliable, long-term supplier for American re-industrialization. We are taking a differentiated, responsible approach to the research and development of deep-sea resources. The work over the past decade has set a high standard fo~~r~~ advancing the industry responsibly, and we are proud to play a role in maintaining that standard.”

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The Cook Islands Pathway: The combined company’s platform will include investments in two out of three licensed exploration projects in the Cook Islands’ EEZ, Moana Minerals Ltd., a subsidiary of Ocean Minerals LLC (“OML”), and CIC Limited (“CIC”). These licensed areas encompass 417 million tonnes of indicated resources and over 2 billion tonnes of inferred resources as detailed in S-K 1300 resource reports.

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The U.S. Sovereign Pathway: AOMC has achieved full compliance for two exploration applications under the Deep Seabed Hard Mineral Resources Act. Administered by National Ocean and Atmospheric Administration, this framework provides domestic companies with a U.S.-regulated route to explore and develop nodule resources in international waters. AOMC areas for exploration encompass over 1.4 billion tonnes of inferred resources, as detailed in S-K 1300 resource reports.

A preliminary economic assessment for OML’s Moana-1 asset was completed in early 2025 and reassessed based on the S-K 1300 resource report identifying an indicated mineral resource of 417 million tonnes with an abundance of 26.7 kg/m2. These results support advancement to the next phase of development, including pre-feasibility and environmental studies prior to a license application for mineral harvesting. An initial assessment for CIC’s license area supports disclosure of an inferred mineral resource of 1.95 billion tonnes of polymetallic nodules with an abundance of 19.9 kg/m2 in an area that is expected to be 5-6 times the size of Moana-1. The Cook Islands’ established regulatory framework, including Seabed Minerals Act 2019 and Seabed Minerals Harvesting Regulations 2024, provides a clear, nationally governed pathway for responsible resource development within its exclusive economic zone.

Transaction Details

The Transaction values the combined company at a pro-forma equity value of approximately $1 billion. Prior to and in connection with the Transaction, AOMC has raised and secured equity commitments totaling more than $230 million from institutional and strategic investors, consisting of a private placement of more than $150 million and a $75 million pre-public financing.

Prior to closing the Transaction, Odyssey intends to divest its Mexican phosphate asset, PHOSAGMEX, non-core to the combined company, in a transaction expected to preserve potential value for the benefit of pre-closing shareholders of Odyssey. This divestiture is expected to remove approximately $60 million of related liabilities from the Odyssey balance sheet. Following the Transaction and divestiture close, the combined company expects to have more than $175 million in cash available to advance exploration programs across its portfolio.

The Transaction is structured as an all-stock merger, pursuant to which AOMC’s outstanding common stock and warrants will be exchanged for Odyssey’s common stock and warrants. Prior to the merger, Odyssey intends to effect a 25-for-1 reverse stock split of its common stock. Before the effect of the reverse stock split, the total number of shares of common stock outstanding of the combined company is expected to be approximately 921 million upon closing of the transaction.

The merger agreement has been unanimously approved by the boards of directors of both companies, as well as Odyssey’s special transaction committee, and is expected to close in late second quarter or early third quarter of 2026, subject to customary regulatory and shareholder approvals. In connection with the transaction, Odyssey and AOMC have entered into voting agreements with certain significant Odyssey shareholders, accounting for approximately 30% of Odyssey shares of common stock outstanding, pursuant to which such shareholders have agreed to vote in favor of the Transaction.

Advisors

Citigroup Global Markets Inc. (“Citi”) and Cantor Fitzgerald & Co. (“Cantor”) are serving as Capital Markets Advisors for AOMC and served as Joint Private Placement Agents with respect to AOMC’s private placement financing. Cassels Brock & Blackwell LLP and Gibson, Dunn & Crutcher LLP are serving as legal advisors to AOMC in connection with the Transaction. Teneo is serving as strategic communications advisor to AOMC.

Latham & Watkins LLP is serving as counsel to Citi and Cantor.

Moelis & Company LLC is serving as exclusive financial advisor and Allen Overy Shearman Sterling US LLP is serving as legal advisor to Odyssey’s special transaction committee in connection with the Transaction. Akerman LLP is legal advisor to Odyssey. Grant Thornton LLP is Odyssey’s independent public accounting firm.

Conference Call Information

AOMC and Odyssey will hold an investor conference call to discuss the Transaction on Monday, April 13th at 10:00 A.M. ET. Please register for the conference call at the link here: https://www.netroadshow.com/events/login/LE9zwo3gJpib4vGK34Yz8XU6QxJXdkGr7sn

About American Ocean Minerals Corporation

American Ocean Minerals Corporation is establishing a U.S.-controlled global supply chain for critical minerals and rare earth elements sourced from polymetallic nodules. To learn more, please visit www.aomusa.com.

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. is an ocean exploration and marine resource development leader with more than 30 years of experience operating in complex offshore environments worldwide. Odyssey is building a diversified portfolio of projects that focus on seafloor mineral resources that can contribute practical solutions to global challenges, including food security, energy transition, and supply-chain resilience.

Offering comprehensive research, marine operations, and regulatory compliance support, Odyssey works with governments and seafloor rights holders worldwide. Odyssey develops its projects in collaboration with a global network of partners, academics, and industry professionals who share its commitment to environmentally sound solutions for obtaining minerals that address present and future global challenges. Learn more at www.odysseymarine.com.

About OML and CIC

Ocean Minerals, LLC, through its wholly owned subsidiary Moana Minerals Ltd, is a deepwater critical minerals exploration and development company focused on advancing polymetallic nodule resources within the exclusive economic zone of the Cook Islands. In August 2025, a U.S. SEC S-K 1300 Initial Assessment reported an indicated mineral resource of 417 million tonnes with an abundance of 26.7 kg/m2 as well as an inferred mineral resource of 102 million tonnes with an abundance of 26 kg/m2. Through its subsidiary, Moana Minerals Ltd., OML holds an exploration license granted by the Cook Islands Seabed Minerals Authority. Upon completion of the Transactions described herein and including AOMC and Odyssey’s existing interests in OML, AOMC is expected to hold approximately 80% to 100% of the membership interests of OML. Learn more at www.moanaminerals.com.

CIC Limited is a privately held Cook Islands company focused on addressing challenges in the critical minerals supply chain through the development of ocean mineral resources. CIC was granted a mineral exploration license that covers an area of ~200,000 square kilometers in the Cook Islands’ exclusive economic zone. In December 2025, an SEC S-K 1300 Initial Assessment reported an inferred mineral resource of 1.95 billion tonnes of nodules with an abundance of 19.9 kg/m2 prior to planned relinquishment. AOMC expects to hold equity and financial instruments representing approximately 48% ownership interest with options to increase ownership in CIC to approximately 95% at AOMC’s sole discretion, inclusive of AOMC and Odyssey’s existing interests, upon completion of the Transaction and subject to regulatory approval in the Cook Islands. Learn more at www.cic.co.ck.

Additional Information and Where to Find It

Odyssey intends to file with the Securities and Exchange Commission (“SEC”) Registration Statement on Form S-4 in connection with the Transaction. This communication is neither an offer to purchase nor a solicitation of an offer to sell securities of Odyssey, nor is it a substitute for any offer materials that Odyssey will file with the SEC. Shareholders of Odyssey should read the above referenced documents and materials carefully when such documents and materials become available, as well as other documents filed with the SEC, because they will contain important information about the Transaction. Odyssey may not exchange the securities to be referenced in the preliminary prospectus until the Registration Statement on Form S-4 filed with the SEC becomes effective. Shareholders of AOMC may obtain free copies of these documents and materials, any amendments or supplements thereto and other documents containing important information about Odyssey and the transaction, once such documents and materials are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Odyssey, AOM, and their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies from Odyssey and AOM stockholders in respect of the proposed Transaction. Information about Odyssey’s directors and executive officers is available in Odyssey’s proxy statement, which was filed with the SEC on April 25, 2025, for the 2025 Annual Meeting of Stockholders, Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 31, 2026. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Odyssey as indicated above.

Forward-Looking Statements

This communication contains forward-looking statements. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements include those regarding the timing, consummation and anticipated benefits of the Transaction, described herein, estimates of mining resources, projections of future cash or financial position, and the reverse stock split. The experience and results of the Transaction may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals of the transaction are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the Transaction; risks that the proposed Transaction disrupts the current plans or operations of Odyssey or AOMC; the ability to retain and hire key personnel; unexpected costs, charges or expenses resulting from the Transaction; potential adverse reactions or changes to relationships resulting from the announcement or completion of the Transaction; the ability to achieve the synergies expected from the transaction; ability to commercially extract mineral deposits after the Transaction; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects); uncertainty about the ability to obtain required capital to execute business plans; changes in the market prices of minerals; uncertainty around whether and when regulatory and other approvals for the Transaction will be received or the listing or exploration licensing will be obtained; and geopolitical, regulatory and macroeconomic risks in the areas in which Odyssey and AOMC operate. Other factors that might cause such a difference include those discussed in Odyssey’s filings with the SEC, which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the Registration Statement on Form S-4 to be filed in connection with the proposed Transaction. Forward-looking statements included in this communication are made only as of the date hereof and no person is under any obligation to publicly update or revise such forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the Transaction.

Resource Estimates

The resource estimates reported in this press release were prepared in accordance with the requirements of the U.S. Securities and Exchange Commission under Subpart 1300 of Regulation S-K (“S-K 1300”)1. Four reports are referenced:

•	Moana Minerals Ltd. EL3 – Prepared by RSC Consulting Ltd. – Effective Date August 1st, 2025.

•	CIC Ltd EL1 – Prepared by RSC Consulting Ltd. – Effective Date December 31st, 2025

•	American Ocean Minerals Corp AOM Area-1 – Prepared by WYCO Mineral Advisors – Effective Date February 9th, 2026

•	American Ocean Minerals Corp AOM Area-2 – Prepared by WYCO Mineral Advisors – Effective Date February 12th, 2026

Contacts

Teneo

AOMC@teneo.com

Odyssey Marine Exploration, Inc.

media@odysseymarine.com

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Subject to the completion of the merger with Odyssey Marine Exploration, Inc., concurrent PIPE, and acquisitions of relevant licenses, AOMC is expected to own (i) a ~48% interest in CIC with an option to increase ownership to approximately 95% at AOMC’s sole discretion, (ii) approximately 80-100% of the membership interests of OML, and (iii) a 100% interest in both AOM Area-1 LLC and AOM Area-2 LLC, which are wholly owned subsidiaries of AOMC.

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